                                                               RULE 424(B)(3)
                                              FILE NOS. 33-60108 AND 33-59369

PRICING SUPPLEMENT NO. 1 TO REGISTRATION STATEMENT NO. 33-59369
AND PRICING SUPPLEMENT NO. 4 TO REGISTRATION STATEMENT NO. 33-60108 Dated September 28, 1995
(Prospectus dated August 9, 1995, as supplemented by the Prospectus Supplement dated September 20, 1995)

                                  $150,000,000

                       PIEDMONT NATURAL GAS COMPANY, INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

Principal Amount: $55,000,000              / / Floating Rate Notes                   /X/ Book Entry Notes
Issue Price: 100%                          /X/ Fixed Rate Notes                      / / Certificated
                                                                                     Notes
Original Issue Date: October 3, 1995       Maturity Date: October 3, 2025
Original Issue Discount Notes:  / / Yes    Total Amount of OID:
/X/ No
                                           Yield to Maturity:
                                           Initial Accrual Period:
Interest Payment Dates: January 1 and      Record Dates: December 16 and June 15
  July 1 of each year and at maturity        next preceding the Interest Payment
                                             Dates
/X/  The Notes cannot be redeemed prior to            /X/  The Notes cannot be repaid prior to maturity.
     maturity.
/ /  The Notes may be redeemed prior to maturity.     / /  The Notes may be repaid prior to maturity at
                                                           the option of the holders thereof.

                                  Optional        Optional
Redemption       Redemption      Repayment       Repayment
  Date(s)      Percentage(s)      Date(s)      Percentage(s)
-----------    --------------    ----------    --------------

APPLICABLE ONLY TO FIXED RATE NOTES:

     Interest Rate: 7.40%

APPLICABLE ONLY TO FLOATING RATE NOTES:

    Interest Rate Basis:                             Maximum Interest Rate:
         / / Commercial Paper Rate                   Minimum Interest Rate:
         / / CD Rate                                 Spread (plus or minus):
         / / Prime Rate                              Spread Multiplier:
         / / Federal Funds Effective Rate            Interest Reset Date(s):
         / / Treasury Rate                           Interest Reset Month(s):
         / / LIBOR                                   Interest Reset Period:
    Initial Interest Rate:                           Interest Payment Month(s):
    Index Maturity:                                  Interest Payment Period:
    Calculation Date(s):                             Calculation Agent: